Registration No. 333-______________
                                                             Filed June 17, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                              Coastal Bancorp, Inc.
                              ---------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                      Texas
                                      -----
         (State or Other Jurisdiction of Incorporation or Organization)


                                   76-0428727
                                   ----------
                      (I.R.S. Employer Identification No.)


      Coastal Banc Plaza, 5718 Westheimer, Suite 600, Houston, Texas 77057
      --------------------------------------------------------------------
          (Address of Principal Executive Offices, including zip code)


              Coastal Bancorp, Inc. 1999 Stock Compensation Program
              -----------------------------------------------------
                            (Full Title of the Plan)


                               Catherine N. Wylie
                               ------------------
                Executive Vice President/Chief Financial Officer
                ------------------------------------------------
                               Coastal Banc Plaza
                              Coastal Bancorp, Inc.
                           5718 Westheimer, Suite 600
                              Houston, Texas 77057

                                   Copies to:
                                   ----------
                            Jeffrey A. Koeppel, Esq.
                      Elias, Matz, Tiernan & Herrick L.L.P.
                        734 15th Street, N.W., 12th Floor
                             Washington, D.C. 20005

                     (Name and Address of Agent For Service)

CALCULATION  OF  REGISTRATION  FEE





                   Proposed       Proposed
Title of           Maximum        Maximum           Amount of
Securities to be   Amount to be   Offering Price    Aggregate        Registration
Registered         Registered(l)  Per Share         Offering Price   Fee
-----------------  -------------  ----------------  ---------------  -------------

Common Stock,
 .01 par value        340,000(2)  $       16.00(3)  $  5,440,000.00  $    1,512.32




(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Coastal Bancorp, Inc. ("Company" or "Registrant") 1999 Stock Compensation Program ("Program") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company.

(2) Represents the number of shares currently reserved for issuance pursuant to the Program.

(3) Estimated solely for the purposes of calculating the registration fee and based in accordance with Rule 457(h) under the Securities Act of 1933. The Proposed Maximum Offering Price Per Share for the 340,000 shares for which stock options have not been granted under the Program is equal to the average of the high and low sales price of the common stock of the Company on June 15, 1999 on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System.



     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AUTOMATICALLY UPON THE DATE OF FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF
1933,  AS  AMENDED,  AND  17  C.F.R.    230.462.

PART  I

INFORMATION  REQUIRED  IN  SECTION  10(A)  PROSPECTUS

ITEM  1.     PLAN  INFORMATION.

     No Plan information is included in this Registration Statement pursuant to the Note Preceding Item I in Part I in Form S-8 and Rule 428 under the Securities Act of 1933.

ITEM  2.     REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION.

     No Registrant information or employee plan annual information is included in this Registration Statement Pursuant to the Note Preceding Item I in Part I in Form S-8 and Rule 428 under the Securities Act of 1933.

PART  11

INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.          INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a) The Annual Report on Form 10-K for the Company for the year ended December 31, 1998, filed with the Commission on March 23, 1999 (File No. 000-24526);

     (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") since December 31, 1998;

     (c) The description of the Common Stock of the Company under the caption "Description of Holding Company Capital Stock" contained in the Form 8-B (SEC No. 0-24526) as filed with the Commission on July 15, 1994.

     (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

     Not applicable since the Company's Common Stock is registered under Section 12 of the Exchange Act.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     The validity of the Company Stock offered hereby will be passed upon for the Company by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C. Certain partners in such firm own shares of the Common Stock of the Company.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Coastal Bancorp, Inc. is incorporated under the Texas Business Corporation Act, of which Section 2.02-1 provides as follows:

2.02-1     POWER  TO  INDEMNIFY  AND  TO  PURCHASE  INDEMNITY INSURANCE; DUTY TO
INDEMNIFY.

A.  In  this  article:

     (1) "Corporation" includes any domestic or foreign predecessor entity of the corporation in a merger, conversion, or other transaction in which some or all of the liabilities of the predecessor are transferred to the corporation by operation of law and in any other transaction in which the corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this article.

     (2) "Director" means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity.

     (3)     "Expenses"  include  court  costs  and  attorneys'  fees.

     (4)     "Official  capacity"  means

     (a) when used with respect to a director, the office of director in the corporation, and

     (b) when used with respect to a person other than a director, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation, but

     (c) in both paragraphs (a) and (b) does not include service for any other foreign or domestic corporation or employee benefit plan, other enterprise, or other entity.

     (5) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

B. A corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person:

(1)     conducted  himself  in  good  faith,

(2)     reasonably  believed:

     (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and

     (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and

(3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

C. Except to the extent permitted by Section E of this article, a director director may not be indemnified under Section B of this article in respect of a proceeding:

     (1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

(2)     in  which  the  person  is  found  liable  to  the  corporation.

D. The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section B of this article. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

E. A person may be indemnified under Section B of this article against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

F. A determination of indemnification under Section B of this article must be made:

     (1) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding;

     (2) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;

     (3) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in Subsection (1) or (2) of this section, or, if such a quorum cannot be obtained, and such a committee cannot be established, by a majority vote of all directors; or

     (4) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

G. Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Subsection (3) of Section F of this article for the selection of special legal counsel. A provision contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the indemnification permitted under Section B of this article shall be deemed to constitute authorization of indemnification in the manner required by this section even though such provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

H. A corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

I. If, in a suit for the indemnification required by Section H of this article, a court of competent jurisdiction determines that the director is entitled to indemnification under that section, the court shall order indemnification and shall award to the director the expenses incurred in securing the indemnification.

J. If, upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in Section B of this article or has been found liable in the circumstances described by Section C of this article, the court may order the indemnification that the court determines is proper and equitable; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding.

K. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the proceeding and without the determination specified in Section F of this article or the authorization or determination specified in Section G of this article, after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this article and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by Section E of this article. A provision contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the payment or reimbursement permitted under this section shall be deemed to constitute authorization of that payment or reimbursement.

L. The written undertaking required by Section K of this article must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment.

M. A provision for a corporation to indemnify or to advance expenses to a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding, whether contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, an agreement, or otherwise, except in accordance with Section R of this article, is valid only to the extent it is consistent with this article as limited by the articles of incorporation, if such a limitation exists.

N. Notwithstanding any other provision of this article, a corporation may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

O. An officer of the corporation shall be indemnified as, and to the same extent, provided by Sections H, I, and J of this article for a director and is entitled to seek indemnification under those sections to the same extent as a director. A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under this article.

P. A corporation may indemnify and advance expenses to persons who are not or were not officers, employees, or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise or other entity to the same extent that it may indemnify and advance expenses to directors under this article.

Q. A corporation may indemnify and advance expenses to an officer, employee, agent, or person identified in Section P of this article and who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract or as permitted or required by common law.

R. A corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise or other entity, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this article. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, a corporation may, for the benefit of persons indemnified by the corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation; or
(4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the corporation. In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

S. Any indemnification of or advance of expenses to a director in accordance with this article shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Section A, Article 9.10, of this Act and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

T. For purposes of this article, the corporation is deemed to have requested a director to serve as a trustee, employee, agent, or similar functionary of an employee benefit plan whenever the performance by him of his duties to the corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the corporation.

U. The articles of incorporation of a corporation may restrict the circumstances under which the corporation is required or permitted to indemnify a person under Section H, I, J, O, P, or Q of this article.

   Article VIII of Coastal Bancorp, Inc.'s Articles of Incorporation provides as follows:

ARTICLE  VIII

INDEMNIFICATION,  ETC.  OF  OFFICERS,  DIRECTORS,  EMPLOYEES  AND
AGENTS

     A. Limitation of Liability. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any act or omission by such director as a director; provided that a director's liability shall not be eliminated to the extent provided by Section 7.06B. of the Texas Miscellaneous Corporation Laws Act or any successor provision thereto. No amendment to or repeal of this Subsection (A) to Article VIII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be a made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability and expenses (including court costs and attorney's fees), judgments, fines, excise taxes and amounts paid in satisfaction, settlement or compromise actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent authorized by law.

     C. Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Article VIII.B. shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of written affirmation by or on behalf of such person of his good faith belief that he has met the standard of conduct necessary for indemnification under relevant law and a written undertaking to repay such amount if it shall ultimately be determined that the person has not met that standard or if it is ultimately determined that indemnification of the person against expenses incurred by him in connection with that proceeding is prohibited by relevant law.

     D.     Other  Rights  and  Remedies.  The  indemnification provided by this
Article VIII shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Incorporation, any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided that no indemnification shall be made to or on behalf of an individual if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action as adjudicated and (i) the person is found liable on the basis that personal benefit was improperly received by him; (ii) the person is found liable to the Corporation; or (iii) the person is found liable for willful or intentional misconduct in the performance of his duty to the Corporation; provided, however, that persons found liable under clauses (i) and (ii) above, may still be indemnified solely as to reasonable expenses actually incurred by such person in connection with the proceeding.

     E. Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or another enterprise, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the Act.

     F. Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article VIII shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article VIII shall alter, to the detriment of such director or officer, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

     G. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article VIII, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.


        Article XI of Coastal Bancorp, Inc.'s Bylaws provides as follows:

ARTICLE  XI

PERSONAL  LIABILITY  OF  DIRECTORS;  INDEMNIFICATION

     (a) A director of the Corporation shall not be personally liable for monetary damages for action taken, or any failure to take action, as a director, to the extent set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same affect as if they were set forth herein.

     (b) The Corporation shall indemnify any person who is a director, agent, officer, employee or agent of the Corporation to the extent set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same affect as if they were set forth herein.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

ITEM  8.     EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

No.     Exhibit
---     -------
4       Common  Stock  Certificate*
5 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to the legality of the Common Stock
10      1999  Stock  Compensation  Program
24.1 Consent of Elias, Matz. Tiernan & Herrick L.L.P. (contained in the opinion included as Exhibit 5)
24.2    Consent  of  KPMG  LLP
25 Power of attorney for any subsequent amendments is located in the signature pages of this Registration Statement

______________

     *Incorporated by reference from the Company's Registration Statement on Form 8-B (Commission File No. 0-24526) filed with the Commission on July 15, 1994.

     **Incorporated by reference from the Company's Registration Statement on Form S-I (Commission File No. 33-91206) filed with the Commission on April 14, 1995.

ITEM  9.     UNDERTAKINGS.

The  undersigned  Registrant  hereby  undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 18th day of June, 1999.

COASTAL  BANCORP,  INC.

By:     /s/  Manuel  J.  Mehos
        ----------------------
        Manuel  J.  Mehos
        Chairman  of  the  Board
        President  and  Chief  Executive  Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Manuel J. Mehos or Catherine N. Wylie, his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


Signature                       Title                             Date
---------                       -----                             ----

/s/  Manuel J. Mehos
--------------------          Chairman of the Board, President    June 17, 1999
Manuel  J.  Mehos             and  Chief  Executive  Officer
                              (Principal  Executive  Officer)


/s/  Catherine  N.  Wylie
-------------------------     Senior Executive Vice President,     June 17, 1999
Catherine  N.  Wylie          Chief  Financial  Officer  and  Treasurer
                              (Principal  Financial  &  Accounting  Officer)


/s/  R.  Edwin  Allday
----------------------        Director                           June  17,  1999
R.  Edwin  Allday



/s/  D.  Fort  Flowers
----------------------        Director                           June  17,  1999
D.  Fort  Flowers



/s/  Dennis  S.  Frank
----------------------        Director                           June  17,  1999
Dennis  S.  Frank





Signature                       Title                             Date
---------                       -----                             ----



/s/  Paul  W.  Hobby
--------------------        Director                           June  17,  1999
Paul  W.  Hobby



/s/  Robert  E.  Johnson
------------------------     Director                           June  17,  1999
Robert  E.  Johnson



/s/  James  C.  Niver
---------------------        Director                           June  17,  1999
James  C.  Niver

EXHIBIT  INDEX

                                                                 Sequentially
                                                                   Numbered
                                                                     Page
     No.         Description                Method  of  Filing     Location
     ---         -----------                ------------------     --------
     5           Opinion of Elias, Matz,      Filed  herewith          17
                 Tiernan &  Herrick  L.L.P.

     10          1999  Stock  Compensation    Filed  herewith          18
                 Program

     24.1        Consent of Elias, Matz,     Included in Exhibit 5     --
                 Tiernan &  Herrick  L.L.P.

     24.2        Consent  of  KPMG  LLP      Filed herewith            41

     25          Power  of  Attorney         Located  in  the          --
                                             Signature Pages

                                    EXHIBIT 5

                OPINION OF ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

     Law  Offices
     ELIAS,  MATZ,  TIERNAN  &  HERRICK  L.L.P.
     12th  Floor
     734  15th  Street,  N.W.
     Washington,  D.C.  20005



                                Telephone:  (202) 347-0300
                                Facsimile:   (202) 347-2172

TIMOTHY B. MATZ                 JEFFREY D. HAAS
STEPHEN M. EGE                  KEVIN M. HOULIHAN
RAYMOND A. TIERNAN              KENNETH B. TABACH
W. MICHAEL HERRICK              PATRICIA J. WOHL
GERARD L. HAWKINS               FIORELLO J. VICENCIO*
NORMAN B. ANTIN                 DANIEL R. KLEINMAN*
JOHN P. SOUKENIK*               ANDREW ROSENSTEIN
GERALD F. HEUPEL, JR.           DAVID TEEPLES
JEFFREY A. KOEPPEL              CRISTIN ZEISLER*
DANIEL P. WEITZEL               ERIC M. MARION*
PHILIP ROSS BEVAN
HUGH T. WILKINSON               OF COUNSEL
                                ALLIN P. BAXTER
                                JACK I. ELIAS
                                SHERYL JONES ALU
 *NOT ADMITTED IN D.C.

                  June 17, 1999
                    VIA EDGAR


Board  of  Directors
Coastal  Bancorp,  Inc.
Coastal  Banc  Plaza
5718  Westheimer,  Suite  600
Houston,  Texas  77057

     Re:     Registration  Statement  on  Form  S-8
             340,000  Shares  of  Common  Stock

Gentlemen:

     We are special counsel to Coastal Bancorp, Inc., a Texas corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 340,000 shares of common stock, $.01 par value per share ("Common Stock"), of the Corporation to be issued pursuant to the Corporation's 1999 Stock Compensation Program (the "Program") upon the exercise of stock options and/or stock appreciation rights and/or the grant of Common Stock (together, the "Option Rights"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Program to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

For this purpose, we have reviewed the Registration Statement, the Articles of Incorporation and the Bylaws of the Corporation, the Program, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for the opinions expressed herein. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

     For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Program will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Program will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) the Option Rights are exercised in accordance with their terms and the exercise price, if any, therefor is paid and the terms and conditions of the grant of the Option Rights are satisfied in accordance with the terms thereof;
(iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Program, when issued and sold pursuant to the Program and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

     We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Prospectus of the Program and to the filing of this opinion as an exhibit to the Registration Statement.

     Very  truly  yours,

     ELIAS,  MATZ,  TIERNAN  &  HERRICK  L.L.P.

     By:  /s/  Jeffrey  A.  Koeppel
          -------------------------
            Jeffrey  A.  Koeppel,  a  Partner

                                   EXHIBIT 10

                         1999 STOCK COMPENSATION PROGRAM

     COASTAL  BANCORP,  INC.

     1999  STOCK  COMPENSATION  PROGRAM

     1.     PURPOSE.  This Coastal Bancorp, Inc. 1999 Stock Compensation Program
            -------
("Program") is intended to secure for Coastal Bancorp, Inc. (the "Company"), any Subsidiaries thereof and its stockholders the benefits arising from ownership of the Company's Common Stock, par value $.01 per share ("Common Stock"), by those selected Officers and other key Employees of the Company and any Subsidiary thereof who will be responsible for its future growth. The Program is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and to provide key Employees with an additional incentive to contribute to the success of the Company. All Incentive Stock Options issued under the Incentive Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions under the Incentive Plan shall be read, interpreted and applied with that purpose in mind. Capitalized terms are defined in Article 15 of the General Provisions of the Stock Compensation Program.

     2.     ELEMENTS  OF  THE  PROGRAM.  In order to maintain flexibility in the
            --------------------------
award of stock benefits, the Program is comprised of four parts. The first part is the Incentive Stock Option Plan ("Incentive Plan"). The second part is the Compensatory Stock Option Plan ("Compensatory Plan"). The third part is the
Stock Appreciation Rights Plan ("S.A.R. Plan"). The fourth part is the Performance Share Plan ("Performance Plan"). Copies of the Incentive Plan, Compensatory Plan, S.A.R. Plan and Performance Plan are attached hereto as Part I, Part II, Part III and Part IV, respectively, and are collectively referred to herein as the "Plans" or the "Program." The grant of an Option, Stock Appreciation Right or Performance Share under one of the Plans shall not be construed to prohibit the grant of an Option, Stock Appreciation Right or Performance Share under any of the other Plans.

     3.     APPLICABILITY  OF  GENERAL PROVISIONS.  Unless any Plan specifically
            -------------------------------------
indicates to the contrary, all Plans shall be subject to the General Provisions of the Stock Compensation Program set forth below.

     4.     ADMINISTRATION  OF  THE  PLANS.  The  Plans  shall  be administered,
            ------------------------------
construed, governed and amended in accordance with the General Provisions of the Stock Compensation Program and their respective terms.

GENERAL  PROVISIONS  OF  THE  STOCK  COMPENSATION  PROGRAM

     ARTICLE  1.  ADMINISTRATION.  The  Program  shall  be  administered  by  a
                  --------------
committee appointed by the Board of Directors of the Company and composed of not less than three directors of the Company, none of whom is an Officer or Employee of the Company or any Subsidiary thereof. The Board of Directors may, from time to time, remove members from, or add members to this Committee, provided that the Committee shall continue to consist of three or more members of the Board, none of whom is an Officer or Employee of the Company or any Subsidiary thereof, and each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. The Committee, when acting to administer the Program, is referred to herein as the "Program Administrators." Any action of the Program Administrators shall be taken by majority vote or the written consent of a majority of the Program Administrators. Subject to the express provisions and limitations of the Program, this Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman, and any person, whether or not a member of this Committee, to be its secretary or agent. This Committee shall report its actions and decisions to the Board of Directors at appropriate times, but in no event less than one time per calendar year. No Program Administrator or member of the Board of Directors of the Company, shall be liable for any action or determination made in good faith with respect to the Program or to any Option, Stock Appreciation Right, or Performance Share granted thereunder. If a Program Administrator is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him or her in such capacity under or with respect to the Program, the Company shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and any of its Subsidiaries and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     ARTICLE  2.  AUTHORITY  OF  PROGRAM  ADMINISTRATORS.  Subject  to the other
                  --------------------------------------
provisions of this Program, and with a view to effecting its purpose, the Program Administrators shall have sole authority in their absolute discretion:
(a)  to construe and interpret the Program; (b) to define the terms used herein;
(c) to prescribe, amend and rescind rules, regulations and procedures relating to the Program, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of an Employee's tax withholding obligation pursuant to Article 11 hereof, (ii) include arrangements to facilitate the Employee's ability to borrow funds for payment of the exercise or purchase price of an Award, if applicable, from securities brokers and dealers, and (iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously-owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired; (d) to determine the Employees to whom Awards shall be granted under the Program; (e) to determine the time or times at which Awards shall be granted under the Program; (f) to determine the number of shares subject to any Option or Stock Appreciation Right under the Program and the number of shares to be awarded as Performance Shares under the Program as well as the option exercise price, and the duration of each Award, and any other terms and conditions of Awards; (g) to terminate the Program; and (h) to make any other determinations necessary or advisable for the administration of the Program and to do everything necessary or appropriate to administer the Program. All decisions, determinations and interpretations made by the Program Administrators shall be final, binding and conclusive on all participants in the Program and on their legal representatives, heirs and beneficiaries.

     ARTICLE 3.  MAXIMUM NUMBER OF SHARES SUBJECT TO THE PROGRAM.  The aggregate
                 -----------------------------------------------
number of shares of Common Stock available to be issued pursuant to the Plans, subject to adjustment as provided in Article 6 hereof, shall be equal to 340,000 shares of the Company's Common Stock. If any of the Options granted under this Program are surrendered before exercise (including surrender in connection with the exercise of a Stock Appreciation Right), expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those surrendered, expired or terminated Options shall again be available for the purposes of the Program as if no Awards had been previously granted with respect to such shares. If the performance objectives associated with the grant of any Performance Share(s) are not achieved within the specified performance period or if the Performance Share grant terminates for any reason before the performance objective date arrives, the shares of Common Stock associated with such Performance Shares shall again be available for the purposes of the Program. The shares of Common Stock issued under the Program may be authorized but unissued shares, treasury shares or shares purchased by the Company on the open market or from private sources for use under the Program.

     ARTICLE  4.  ELIGIBILITY  AND  PARTICIPATION.  Only  regular  full-time
                  -------------------------------
Employees of the Company or any Subsidiary thereof, including Officers whether or not directors of the Company, or of any Subsidiary, shall be eligible for selection by the Program Administrators to participate in the Program.
Directors  of  the  Company shall not be eligible to participate in the Program.

     ARTICLE  5.  EFFECTIVE  DATE AND TERM OF PROGRAM.  The Program shall become
                  -----------------------------------
effective upon its adoption by the Board of Directors of the Company and subsequent approval of the Program by the affirmative vote of the holders of a majority of the shares entitled to vote thereon at a meeting of stockholders of the Company and represented in person or by proxy at such meeting at which a quorum is present, which vote shall be taken within 12 months of adoption of the Program by the Company's Board of Directors; provided, however, that Awards may be granted under this Program prior to obtaining stockholder approval of the Program, except that any such Awards shall be contingent upon such stockholder approval being obtained and may not be exercised prior to such approval. The Program shall continue in effect for a term of ten years unless sooner terminated under Article 2 or Article 7 of the General Provisions. Termination of the Program shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

     ARTICLE 6.  ADJUSTMENTS.  If the shares of Common Stock of the Company as a
                 -----------
whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Awards may be granted under this Program. A corresponding proportionate adjustment of the exercise price of any Option or Stock Appreciation Right and of the number or kind of shares allocated to unexercised Options, Stock Appreciation Rights, Performance Shares or portions thereof, which shall have been granted prior to any such change, shall likewise be made. In making any adjustment pursuant to this Article 6, any fractional shares shall be rounded in the discretion of the Program Administrators. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Company, the shares of the Company's Common Stock shall be exchanged for other securities of the Company or of another corporation, each recipient of an Award shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock of the Company which such Optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options and Stock Appreciation Rights.

     ARTICLE  7.  TERMINATION  AND  AMENDMENT  OF  PROGRAM.  The  Program  shall
                  ----------------------------------------
terminate no later than ten years from the date such Program is adopted by the Board of Directors or the date such Program is approved by the stockholders, whichever is earlier. No Awards shall be granted under the Program after that date. The Board of Directors may amend, suspend or terminate the Program or any portion thereof at any time, except that it may not amend the Program without stockholder approval where the absence of such approval would cause the Program to fail to comply with Rule 16b-3 under the Exchange Act, Section 422 of the Code, the requirements of any securities exchange or national quotation system on which the shares of Common Stock are then listed or traded, or any other requirement of applicable law or regulation. Subject to the limitation contained in Article 8 of the General Provisions, the Program Administrators may at any time amend or revise the terms of the Program, including the form and substance of the Option, Stock Appreciation Right, and Performance Share agreements to be used hereunder; provided that no amendment or revision shall
(a) increase the maximum aggregate number of shares that may be sold, appreciated or distributed pursuant to Options, Stock Appreciation Rights or Performance Shares granted under this Program, except as permitted under Article 6 of the General Provisions; (b) change the minimum purchase price for shares under Section 4 of Plans I and II, except as permitted under Article 6 of the General Provisions; (c) increase the maximum term established under the Plans for any Option, Stock Appreciation Right or Performance Share; or (d) permit the granting of an Option, Stock Appreciation Right or Performance Share to anyone other than as provided in Article 4 of the General Provisions.

     ARTICLE  8.  PRIOR  RIGHTS  AND  OBLIGATIONS.  No  amendment, suspension or
                  -------------------------------
termination of the Program shall, without the consent of an Employee who has received an Award, alter or impair any of that Employee's rights or obligations under any Award granted under the Program prior to such amendment, suspension or termination.

     ARTICLE 9.  PRIVILEGES OF STOCK OWNERSHIP.  Notwithstanding the exercise of
                 -----------------------------
any Options or Stock Appreciation Rights granted pursuant to the terms of this Program or the achievement of any performance objective specified in any Performance Share granted pursuant to the terms of this Program, no Employee shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon the exercise of his or her Option or achievement of his or her performance goal until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any Option or achievement of any performance goal as specified in a Performance Share unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with. No adjustment shall be made for dividends or any other distributions for which the record date is prior to the date on which such stock certificate is issued.

     ARTICLE  10.  RESERVATION  OF  SHARES OF COMMON STOCK.  The Company, during
                   ---------------------------------------
the term of this Program, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approval by any governmental or regulatory agency as may be required. The Company will from time to time, as is necessary to accomplish the purposes of this Program, seek to obtain all necessary and appropriate approvals from any governmental authority or regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares of its stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of the stock as to which the requisite authority shall not have been obtained.

     ARTICLE  11.  TAX WITHHOLDING.  The exercise of any Award granted under the
                   ---------------
Program is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in any connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the Option, Stock Appreciation Right or Performance Share shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Company. The Company may withhold from any cash payment made under this Program sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Company may require the Optionee to pay to the Company the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in
Section 16 of the Incentive Stock Option Plan. The Program Administrators are authorized to adopt rules, regulations, or procedures which provide for the satisfaction of an Employee's tax withholding obligation by, among other things, the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Award and/or by the Employee's delivery of previously-owned shares of Common Stock or other property.

     ARTICLE  12.  EMPLOYMENT.  Nothing  in  the Program or in any Option, Stock
                   ----------
Appreciation Right, or Performance Share award, shall confer upon any eligible Employee any right to continued employment by the Company or any Subsidiary thereof, or limit in any way the right of the Company or any Subsidiary thereof, at any time to terminate or alter the terms of that employment.

     ARTICLE  13.  REVOCATION FOR MISCONDUCT.  The Program Administrators may by
                   -------------------------
resolution immediately revoke, rescind and terminate any Option, or portion thereof, to the extent not yet vested, or any Stock Appreciation Right, to the extent not yet exercised, previously granted or awarded under this Program to an Employee who is discharged from the employ of the Company or any Subsidiary thereof for cause, which, for purposes hereof, shall mean termination for: (i) conviction of a felony involving the misappropriation of the Company's or any Subsidiaries assets or a conviction of a felony which results in a substantial, demonstrable threat to the Company's or any Subsidiaries reputation, or (ii) gross and willful failure to perform a substantial portion of the Employee's duties and responsibilities as an Employee.

     ARTICLE 14.  RESTRICTIONS ON TRANSFER.  The Company may place a legend upon
                  ------------------------
any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

     ARTICLE  15.  DEFINITIONS.
                   -----------

          (a) "Award" means an Option, Stock Appreciation Right or Performance Share granted pursuant to the terms of this Program.

          (b)  "Board"  means  the  Board  of  Directors  of  the  Company.

          (c)  "Code"  means  the  Internal  Revenue  Code  of 1986, as amended.

          (d) "Committee" means a Committee of three or more directors appointed by the Board pursuant to Article 1 of the General Provisions hereof, none of whom shall be an Officer or Employee of the Company or any Subsidiary, and each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.

          (e) "Common Stock" means shares of the common stock, $.01 par value per share, of the Company.

          (f) "Disability" means any disability which makes a person unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment as defined in Section 22(e)(3) of the Code.

          (g) "Employee" means any person who is employed full time by the Company or any Subsidiary, or is an Officer of the Company or any Subsidiary, but not including directors who are not also Officers of, or otherwise employed by, the Company or any Subsidiary.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i) "Fair Market Value" shall be equal to the fair market value per share of the Company's Common Stock on the date an Award is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Committee.

          (j) "Incentive Stock Option" means any Option granted under this Program which the Board intends (at the time it is granted) to be an Incentive Stock Option within the meaning of Section 422 of the Code.

          (k) "Non-Qualified Option" means any Option granted under this Plan which is not an Incentive Stock Option.

          (l) "Officer" means an Employee whose position in the Company or any Subsidiary thereof is that of a corporate officer, as determined by the Board.

          (m) "Option" means a right granted under this Program to purchase Common Stock.

          (n) "Optionee" means an Employee or former Employee to whom an Option, Stock Appreciation Right, or Performance Share, as appropriate, is granted under the Program.

          (o) "Performance Shares" means a specified number of shares of Common Stock granted to an Employee, as provided in the discretion of the Program
Administrators  in  accordance  with  Performance  Share  Plan.

               (p) "Retirement" means a termination of employment which constitutes a "retirement" pursuant to the personnel policies of the Company or any Subsidiary thereof or under any applicable qualified pension benefit plan maintained by the Company or any Subsidiary thereof.

          (q) "Stock Appreciation Right" means a right to surrender an Option in consideration for a payment by the Company in cash and/or Common Stock, as provided in the discretion of the Program Administrators in accordance with the Stock Appreciation Rights Plan.

          (r) "Subsidiary" or "Subsidiaries" means those subsidiaries of the Company, including Coastal Banc ssb, which meet the definition of "Subsidiary corporations" set forth in Section 424(f) of the Code, at the time of granting of the Award in question.

          (s) "Termination Date" means the date the employee is effectively no longer an employee. This does not cover time paid for severance.

          (t) Other terms are defined as set forth in the General Provisions and the respective Plans.

     ARTICLE 16.  STOCK OPTION AGREEMENT.  The proper Officers, on behalf of the
                  ----------------------
Company, and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Program Administrators in each instance shall deem appropriate. Each Optionee shall receive a copy of his or her executed Stock Option Agreement.

     ARTICLE  17.  GOVERNING  LAW.  To the extent not superseded by federal law,
                   --------------
the provisions of the Program shall be governed by and interpreted in accordance with the laws of the State of Texas.

                                COASTAL BANCORP, INC.
                         1999 STOCK COMPENSATION PROGRAM

PLAN  I  -  INCENTIVE  STOCK  OPTION  PLAN

     SECTION  1.  PURPOSE.  The  purpose of this Coastal Bancorp, Inc. Incentive
                  -------
Stock Option Plan ("Incentive Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant Options to purchase shares of its Common Stock. The Incentive Plan is designed to help attract and retain superior personnel for positions of responsibility with the Company, or of any Subsidiary, and to provide key Employees with an additional incentive to contribute to the success of the Company. The Company intends that Options granted pursuant to the provisions of the Incentive Plan will qualify and will be identified as "incentive stock options" within the meaning of Section 422 of the Code. This Incentive Plan is Part I of the Coastal Bancorp, Inc. 1999 Stock Compensation Program. Unless any provision herein indicates to the contrary, this Incentive Plan shall be subject to the General Provisions of the Program.

     SECTION  2.  OPTION  TERMS  AND  CONDITIONS.  The  terms  and conditions of
                  ------------------------------
Options granted under the Incentive Plan may differ from one another as the Program Administrators shall, in their sole discretion, determine, as long as all Options granted under the Incentive Plan satisfy the requirements of the Incentive Plan.

     SECTION  3.  DURATION  OF  OPTIONS.  Each  Option and all rights thereunder
                  ---------------------
granted pursuant to the terms of the Incentive Plan shall be exercisable at any time on or after it vests and becomes exercisable and shall expire on the date determined by the Program Administrators, but in no event shall any Option granted under the Incentive Plan expire later than ten years from the date on which the Option is granted, except that any Employee who owns more than 10% of the combined voting power of all classes of stock of the Company, or of any Subsidiary thereof, must exercise any Options within five years from the date of grant. In addition, each Option shall be subject to early termination as provided in the Incentive Plan.

     SECTION  4.  PURCHASE  PRICE.  The  purchase  price  for  shares  acquired
                  ---------------
pursuant to the exercise, in whole or in part, of any Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time of the grant of the Option; except that for any Employee who owns more than 10% of the combined voting power of all classes of stock of the Company, or of any Subsidiary, the purchase price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock. All shares sold under the Incentive Plan shall be fully paid and non-assessable.

     SECTION  5.  MAXIMUM AMOUNT OF OPTIONS IN ANY CALENDAR YEAR.  The aggregate
                  ----------------------------------------------
Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options, as defined in Code
Section 422(b), are exercisable for the first time by any Employee during any calendar year (under the terms of this Plan and all such plans of the Company and any Subsidiary thereof) shall not exceed $100,000. Any Option in excess of the foregoing limitations shall be pursuant to the Company's Compensatory Stock Option Plan (Plan II) and shall be clearly and specifically designated as not being an Incentive Stock Option.

     SECTION  6.  EXERCISE  OF  INCENTIVE  STOCK  OPTIONS.  Each Incentive Stock
                  ---------------------------------------
Option shall become vested and exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Program Administrators; provided, however, that in the case of any Incentive Stock Options exercisable within the first six months following the date the Incentive Stock Option is granted, the shares of Common Stock received upon the exercise of such Option may not be sold or disposed of by the Optionee for the first six months following the date of grant, provided further, however, that in the case of any Incentive Stock Option granted prior to the date that the Program is approved by the requisite vote of the stockholders of the Company, the shares of Common Stock received upon the exercise of such Option may not be sold or disposed of by the Optionee for the first six months following the date stockholder approval is received. In determining the number of shares of Common Stock with respect to which Incentive Stock Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company or by shares of Common Stock (including shares acquired pursuant to the exercise of an Option) or other property, or by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, if permitted by the Program Administrators, or by a combination of cash, check or shares of Common Stock or other property equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, at the time of exercise of the Option.

     SECTION  7.  ACCELERATION  OF  RIGHT  OF  EXERCISE  OF  INSTALLMENTS.
                  -------------------------------------------------------
Notwithstanding the first sentence of Section 6 of this Incentive Plan, in the event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company (or of Coastal Banc ssb) by means of a sale, merger or other reorganization, liquidation or otherwise, any Option granted pursuant to the terms of the Incentive Plan shall become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is terminated or the Option is otherwise terminated in accordance with its provisions or the provisions of this Incentive Plan, whichever occurs first; provided, however, that no Option shall be immediately exercisable under this
Section 7 on account of any agreement to dispose of all or substantially all of the assets or stock of the Company (or of Coastal Banc ssb) by means of a sale, merger or other reorganization, liquidation or otherwise where the stockholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity, whether the Company or some other entity, immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section 7 is not consummated, but rather is terminated, cancelled or expires, the Options granted pursuant to the Incentive Plan shall thereafter be treated as if that agreement had never been entered into.

     Notwithstanding the first sentence of Section 6 of this Incentive Plan, in the event of a change in control of the Company or threatened change in control of the Company as determined by a vote of not less than a majority of the Whole Board of Directors and a majority of the Continuing Directors of the Company, as such terms are defined in the Company's Articles of Incorporation, all Incentive Stock Options granted prior to such change in control or threatened change of control shall become immediately exercisable. The term "control" for purposes of this Section shall refer to the acquisition (subsequent to the approval of the Program by the stockholders of the Company) of 10% or more of the voting securities of the Company by any person or by persons acting as a group within the meaning of Section 13(d) of the Exchange Act; provided, however, that for purposes of this Incentive Plan, no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, 10% or more of the voting securities of the Company, the Whole Board of Directors of the Company shall have adopted by not less than a two-thirds vote a resolution specifically approving such acquisition or offer for the specific purpose of preventing the acceleration of the vesting of such Options. The term "person" for purposes of this Section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

     SECTION  8.  WRITTEN  NOTICE  REQUIRED.  Any Option granted pursuant to the
                  -------------------------
terms of the Incentive Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company.

     SECTION  9.  COMPLIANCE WITH SECURITIES LAWS.  Shares of Common Stock shall
                  -------------------------------
not be issued with respect to any Option granted under the Incentive Plan unless the exercise of that Option and the issuance and delivery of those shares pursuant to that exercise shall comply with all relevant provisions of state and federal law including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require an Optionee to whom an Option has been granted under the Incentive Plan to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her Option restricting their transferability as required by law or by this Section 9.

     SECTION  10.  EMPLOYMENT  OF  OPTIONEE.  Each Optionee, if requested by the
                   ------------------------
Program Administrators when the Option is granted, must agree in writing as a condition of receiving his or her Option, that he or she will remain in the employ of the Company, or any parent or Subsidiary of the Company (or a corporation or a parent or Subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies), as the case may be, following the date of the granting of that Option for a period specified by the Program Administrators, which period shall in no event exceed three years. Nothing in the Plan or in any Option granted hereunder shall confer upon any Optionee any right to continued employment by the Company, or any Subsidiary thereof, or limit in any way the right of the Company or any Subsidiary thereof, at any time to terminate or alter the terms of that employment.

     SECTION  11.  OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT.  If an Optionee
                   --------------------------------------------
ceases to be employed by the Company, or any Subsidiary thereof (or a corporation or a parent or Subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies), for any reason other than death, Disability or Retirement, his or her Option shall immediately terminate. Should an employee be re-hired within the mandatory 30 day exercise window, they will be allowed to not exercise their previously granted options at their discretion.

     SECTION  12.  OPTION  RIGHTS UPON DISABILITY OR RETIREMENT.  If an Optionee
                   --------------------------------------------
becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Company or any Subsidiary thereof (or a corporation or a parent or Subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies) or ceases to be employed thereby due to his Retirement, the Option may be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to Disability or Retirement, unless either the Option or this Incentive Plan otherwise provides for earlier termination.

     SECTION  13.  OPTION  RIGHTS  UPON  DEATH OF OPTIONEE.  Except as otherwise
                   ---------------------------------------
limited by the Program Administrators at the time of the grant of an Option, if an Optionee dies while employed by the Company or any Subsidiary thereof (or a corporation or a Subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies), or within three months after ceasing to be an Employee thereof, his or her Option shall expire one year after the date of death unless by its term it expires sooner.
During this one year or shorter period, the Option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee is entitled to exercise the Option at the date of death. However, in order for the Option to continue to be treated as an Incentive Stock Option under Section 422 of the Code, the Option must be exercised no later than three months after the date of termination of employment.

     SECTION  14.  OPTIONS  NOT  TRANSFERABLE.  Options  granted pursuant to the
                   --------------------------
terms of this Incentive Plan may not be sold, pledged, hypothecated, assigned or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee.

     SECTION  15.  ADJUSTMENTS  TO NUMBER AND PURCHASE PRICE OF OPTIONED SHARES.
                   ------------------------------------------------------------
All Options granted pursuant to the terms of this Incentive Plan shall be adjusted in the manner prescribed by Article 6 of the General Provisions of this Program.

     SECTION 16.  NOTICE OF DISPOSITION; WITHHOLDING; ESCROW.  An Optionee shall
                  ------------------------------------------
immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two years after the grant of such Incentive Stock Option or within one year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of Federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Program Administrators may, in their discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 16.

                                COASTAL BANCORP, INC.
                         1999 STOCK COMPENSATION PROGRAM


PLAN  II  -  COMPENSATORY  STOCK  OPTION  PLAN

     SECTION  1.  PURPOSE.  The  purpose  of  this  Coastal  Bancorp,  Inc.
                  -------
Compensatory Stock Option Plan ("Compensatory Plan") is to permit the Company to grant Options to purchase shares of its Common Stock to selected Officers and full-time, key Employees of the Company, or any Subsidiary thereof. The Compensatory Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its Subsidiaries and to provide key Employees with an additional incentive to contribute to the success of the Company. Any Option granted pursuant to this Compensatory Plan shall be clearly and specifically designated as not being an Incentive Stock Option, as defined in Section 422(b) of the Code. This Compensatory Plan is
Part II of the Company's 1999 Stock Compensation Program. Unless any provision herein indicates to the contrary, this Compensatory Plan shall be subject to the General Provisions of the Program.

     SECTION  2.  OPTION  TERMS  AND  CONDITIONS.  The  terms  and conditions of
                  ------------------------------
Options granted under this Compensatory Plan may differ from one another as the Program Administrators shall, in their discretion, determine as long as all Options granted under the Compensatory Plan satisfy the requirements of the Compensatory Plan.

     SECTION  3.  DURATION  OF  OPTIONS.  Each  Option and all rights thereunder
                  ---------------------
granted pursuant to the terms of this Compensatory Plan shall expire on the date determined by the Program Administrators, but in no event shall any Option granted under the Compensatory Plan expire later than ten years and one month from the date on which the Option is granted. In addition, each Option shall be subject to early termination as provided in the Compensatory Plan.

     SECTION  4.  PURCHASE  PRICE.  The  purchase  price  for  shares  acquired
                  ---------------
pursuant to the exercise, in whole or in part, of any Non-Qualified Option shall be established by the Program Administrators at the time of grant, but in no event shall be less than the par value of the Common Stock at the time of the grant of the Option.

     SECTION 5.     EXERCISE OF OPTIONS.  Each Non-Qualified Option shall become
                    -------------------
vested and exercisable in one or more installments during its term and the right to exercise may be cumulative as determined by the Program Administrators, provided, however, that in the case of any Non-Qualified Option exercisable within the first six months following the date such Option is granted, the shares of Common Stock received upon the exercise of such Option may not be sold or disposed of by the Optionee for the first six months following the date of grant, provided further, however, that in the case of any Option granted prior to the date that this Program is approved by the requisite vote of the stockholders of the Company, the shares of Common Stock received upon the exercise of such Option may not be sold or disposed of by the Optionee for the first six months following the date stockholder approval is received. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company or by shares of Common Stock (including shares acquired pursuant to the exercise of an Option) or other property or by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, if permitted by the Program Administrators, or by a combination of cash, check or shares of Common Stock or other property equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, at the time of exercise of the Option.

     SECTION  6.  ACCELERATION  OF  RIGHT  OF  EXERCISE  OF  INSTALLMENTS.
                  -------------------------------------------------------
Notwithstanding the first sentence of Section 5 of this Compensatory Plan, if the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company (or of Coastal Banc ssb) by means of a sale, merger or other reorganization, liquidation, or otherwise, any Option granted pursuant to the terms of this Compensatory Plan shall become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company (or of Coastal Banc ssb) and ending when that agreement is terminated, or the Option is otherwise terminated in accordance with its provisions or the provisions of this Compensatory Plan, whichever occurs first; provided, however, that no Option shall be immediately exercisable under this Section 6 on account of any agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation or otherwise where the stockholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity, whether the Company or some other entity, immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section 6 is not consummated but rather is terminated, cancelled or expires, the Options granted pursuant to this Compensatory Plan shall thereafter be treated as if that agreement had never been entered into.

     Notwithstanding the first sentence of Section 5 of this Compensatory Plan, in the event of a change in control of the Company, or threatened change in control of the Company as determined by a vote of not less than a majority of the Whole Board of Directors and a majority of the Continuing Directors of the Company, as such terms are defined in the Company's Articles of Incorporation, all Non-Qualified Options granted prior to such change in control or threatened change in control shall become immediately exercisable. The term "control" for purposes of this Section shall refer to the acquisition (subsequent to the approval of the Program by the stockholders of the Company) of 10% or more of the voting securities of the Company by any person or by persons acting as a group within the meaning of Section 13(d) of the Exchange Act; provided, however, that for purposes of this Compensatory Plan, no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, 10% or more of the voting securities of the Company, the Whole Board of Directors of the Company shall have adopted by not less than a two-thirds vote a resolution specifically approving such acquisition or offer for the specific purpose of preventing the acceleration of the vesting of such Options. The term "person" for purposes of this Section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

     SECTION  7.  WRITTEN  NOTICE REQUIRED.  Any Option pursuant to the terms of
                  ------------------------
this Compensatory Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company.

     SECTION  8.  COMPLIANCE  WITH  SECURITIES LAWS.  Shares shall not be issued
                  ---------------------------------
with respect to any Option granted under the Compensatory Plan unless the exercise of that Option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require an Optionee to whom an Option has been granted to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her Option restricting their transferability as required by law or by this Section 8.

     SECTION  9.  EMPLOYMENT  OF  OPTIONEE.  Each  Optionee, if requested by the
                  ------------------------
Program Administrators, must agree in writing as a condition of the granting of his or her Option, to remain in the employ of the Company or any Subsidiary thereof (or a corporation or a parent or Subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies), following the date of the granting of that Option for a period specified by the Program Administrators, which period shall in no event exceed three years. Nothing in this Compensatory Plan or in any Option granted hereunder shall confer upon any Optionee any right to continued employment by the Company or any Subsidiary thereof, or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that employment.

     SECTION 10.  OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT.  If any Optionee
                  --------------------------------------------
under this Compensatory Plan ceases to be employed by the Company, or any Subsidiary (or a corporation or a parent or Subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies), for any reason other than Disability, death or Retirement, his or her Option shall immediately terminate, provided, however, that the Program Administrators may, in their discretion, allow the Option to be exercised, to the extent exercisable on the date of termination of employment, at any time within a period of between three months and five years after the date of termination of employment, unless either the Option or this Compensatory Plan otherwise provides for earlier termination. Should an employee be re-hired within the mandatory 30 day exercise window, they will be allowed to not exercise their previously granted options at their discretion.

     SECTION  11.  OPTION  RIGHTS UPON DISABILITY OR RETIREMENT.  If an Optionee
                   --------------------------------------------
becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Company, or any Subsidiary thereof (or a corporation or a parent or Subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies) or ceases to be employed thereby due to his Retirement, the Program Administrators, in their discretion, may allow the Option to be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to Disability or Retirement, unless either the Option or this Compensatory Plan otherwise provides for earlier termination.

     SECTION  12.  OPTION  RIGHTS  UPON  DEATH OF OPTIONEE.  Except as otherwise
                   ---------------------------------------
limited by the Program Administrators at the time of the grant of an Option, if an Optionee dies while employed by the Company, or any Subsidiary thereof, (or a corporation or a parent or Subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies), his or her Option shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the Option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee is entitled to exercise the Option at the date of death.

     SECTION  13.  OPTIONS  NOT  TRANSFERABLE.  Options  granted pursuant to the
                   --------------------------
terms of this Compensatory Plan may not be sold, pledged, hypothecated, assigned or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee.

     SECTION  14.  ADJUSTMENTS  TO NUMBER AND PURCHASE PRICE OF OPTIONED SHARES.
                   ------------------------------------------------------------
All Options granted pursuant to the terms of this Compensatory Plan shall be adjusted in a manner prescribed by Article 6 of the General Provisions of the Program.

                                COASTAL BANCORP, INC.
                         1999 STOCK COMPENSATION PROGRAM

PLAN  III  -  STOCK  APPRECIATION  RIGHTS  PLAN

     SECTION  1.  PURPOSE.  The  purpose  of  this  Coastal  Bancorp, Inc. Stock
                  -------
Appreciation Rights Plan ("S.A.R. Plan") is to permit the Company to grant Stock Appreciation Rights for its Common Stock to its full-time, key Employees. The S.A.R. Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and any Subsidiary thereof and to provide key Employees with an additional incentive to contribute to the success of the Company. This S.A.R. Plan is Part III of the Coastal Bancorp, Inc. 1999 Stock Compensation Program.

     SECTION  2.  TERMS  AND  CONDITIONS.  The  Program  Administrators may, but
                  ----------------------
shall not be obligated to, authorize, on such terms and conditions as they deem appropriate in each case, the Company to grant rights to Optionees to surrender an exercisable Option granted under Plan I or Plan II or any portion thereof, in consideration for the payment by the Company of an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Option, or any portion thereof, surrendered, over the exercise price of the Option with respect to such shares. Such payment, at the discretion of the Program Administrators, may be made in shares of Common Stock valued at the then Fair Market Value thereof, or in cash or partly in cash and partly in shares of Common Stock; provided that with respect to rights granted in tandem with Incentive Stock Options, the Program Administrators shall establish the form(s) of payment allowed the Optionee at the date of grant. The Program Administrators shall not be authorized to make payment to any Optionee in shares of the Company's Common Stock unless Section 83 of the Code would apply to the Common Stock transferred to the Optionee. The Program Administrators may, but shall not be obligated to, also authorize naked Stock Appreciation Rights in accordance with Section 9 hereof. Notwithstanding the foregoing, the Company may not permit the exercise and cancellation of a Stock Appreciation Right issued pursuant to this S.A.R. Plan until the Company has been subject to the reporting requirements of Section 13 of the Exchange Act, for a period of at least one year prior to the exercise and cancellation of any such Stock Appreciation Right.

     SECTION  3.  TIME LIMITATIONS.  Any election by an Optionee to exercise the
                  ----------------
Stock Appreciation Rights provided in this S.A.R. Plan shall be made during the period beginning on the third business day following the release for publication of quarterly or annual financial information required to be prepared and disseminated by the Company pursuant to the requirements of the Exchange Act and ending on the twelfth business day following such date. The required release of information shall be deemed to have been satisfied when the specified financial data appears on or in a wire service, financial news service or newspaper of general circulation or is otherwise first made publicly available.

     SECTION 4.  EXERCISE OF STOCK APPRECIATION RIGHTS:  EFFECT ON STOCK OPTIONS
                 ---------------------------------------------------------------
AND  VICE VERSA.  Upon the exercise of a Stock Appreciation Right, the number of
---------------
shares of Common Stock available under the Option to which it relates shall decrease by a number equal to the number of shares for which the Stock Appreciation Right was exercised. Upon the exercise of an Option, any related Stock Appreciation Right shall terminate as to any number of shares subject to the right that exceeds the total number of shares for which the Option remains unexercised.

     SECTION  5.  TIME  OF GRANT.  With respect to Options granted under Plan I,
                  --------------
Stock Appreciation Rights must be granted concurrently with the Incentive Stock Options to which they relate; with respect to Options granted under Plan II, Stock Appreciation Rights may be granted concurrently or at any time thereafter prior to the exercise or expiration of such Non-Qualified Options.

     SECTION 6.  NON-TRANSFERABLE.  The holder of a Stock Appreciation Right may
                 ----------------
not transfer or assign the right otherwise than by will or in accordance with the laws of descent and distribution. Furthermore, in the event of the termination of his or her service with the Company as an Officer and/or Employee, the right may be exercised only within the period, if any, which the Option to which it relates may be exercised.

     SECTION  7.  TANDEM  INCENTIVE  STOCK  OPTION  -  STOCK APPRECIATION RIGHT.
                  -------------------------------------------------------------
Whenever an Incentive Stock Option authorized pursuant to Plan I and a Stock Appreciation Right authorized hereunder are granted together and the exercise of one affects the right to exercise the other, the following requirements shall apply:

     (a) The Stock Appreciation Right will expire no later than the expiration of the underlying Incentive Stock Option;

     (b) The Stock Appreciation Right may be for no more than the difference between the exercise price of the underlying Option and the market price of the stock subject to the underlying Option at the time the Stock Appreciation Right is exercised;

     (c) The Stock Appreciation Right is transferable only when the underlying Incentive Stock Option is transferable and under the same conditions;

     (d) The Stock Appreciation Right may be exercised only when the underlying Incentive Stock Option is eligible to be exercised; and

     (e) The Stock Appreciation Right may be exercised only when the market price of the stock subject to the Option exceeds the exercise price of the stock subject to the Option.

     SECTION  8.  TANDEM  STOCK  OPTION - LIMITED STOCK APPRECIATION RIGHT.  The
                  --------------------------------------------------------
Program Administrators may provide that any tandem Stock Appreciation Right granted pursuant to this Section 8 shall be a limited Stock Appreciation Right ("Limited Stock Appreciation Right"), in which event:

     (a) The Limited Stock Appreciation Right shall be exercisable during the period beginning on the first day following the expiration of an Offer (as defined below) and ending on the thirtieth day following such date;

     (b) Neither the Option tandem to the Limited Stock Appreciation Right nor any other Stock Appreciation Right tandem to such Option may be exercised at any time that the Limited Stock Appreciation Right may be exercised, provided that this requirement shall not apply in the case of an Incentive Stock Option tandem to a Limited Stock Appreciation Right if and to the extent that the Program Administrators determine that such requirement is not consistent with applicable statutory provisions regarding Incentive Stock Options and the regulations issued thereunder;

     (c) Upon exercise of the Limited Stock Appreciation Right, the Fair Market Value of the shares to which the right relates shall be determined as the highest price per share paid in any Offer that is in effect at any time during the period beginning on the sixtieth day prior to the date on which the Limited Stock Appreciation Right is exercised and ending on such exercise date; provided, however, with respect to a Limited Stock Appreciation Right tandem to an Incentive Stock Option, the Program Administrators shall determine Fair Market Value of such shares in a different manner if and to the extent that the Program Administrators deem necessary or desirable to conform with applicable statutory provisions regarding Incentive Stock Options and the regulations issued thereunder.

     The term "Offer" shall mean any tender offer or exchange offer for shares of the Company, provided that the person making the offer acquires shares of the Company's capital stock pursuant to such offer.

     SECTION 9.  NAKED STOCK APPRECIATION RIGHT.  The Program Administrators may
                 ------------------------------
provide that any Stock Appreciation Right granted pursuant to this Section 9 shall be a naked Stock Appreciation Right ("Naked Right"), in which event:

     (a) Participants shall be awarded Naked Rights for a period of up to five years or such shorter period which shall not be less than six months, as may be determined by the Program Administrators. Such designated period may vary as among participants and as among awards to a participant. Subject to compliance with Section 3 hereof, at the end of such designated period with respect to a participant, such participant shall receive an amount equal to the appreciation in market value of his or her Naked Rights as determined in subparagraph (b) of this Section 9 (the "Right Award"). The Right Award shall be payable in cash or in shares of Common Stock, as may be determined by the Program Administrators. A participant may receive as many awards of Naked Rights at various times as may be determined to be appropriate by the Program Administrators.

     (b) For purposes of determining the amount of a Right Award, the Program Administrators shall determine the market value of Naked Rights held by such participant at the end of the designated period for which such Naked Rights have been held ("Valuation Period") and subtract therefrom the market value of the same Naked Rights on the date awarded to such participant. The market value of one Naked Right on a valuation date shall be determined by the Program Administrators on the basis of such factors as they deem appropriate; and shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse. The Fair Market Value of shares of the Common Stock shall be the Fair Market Value as set forth in Article 15(i) of the General Provisions and shall be used to determine the market value of one Naked Right. The market value of Naked Rights held by a participant on a valuation date shall be determined by multiplying the number of Naked Rights held by such participant by the market value of one Naked Right on such valuation date. The measurement of appreciation shall be made separately with respect to each separate award of Naked Rights.

     (c) The Naked Rights shall be used solely as a device for the measurement and determination of the amount to be paid to participants hereunder. The Naked Rights shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the Naked Rights shall be and remain the sole property of the Company and the participants' rights hereunder are limited to the right to receive cash and shares of Common Stock as herein provided.

     (d)     Notwithstanding  the  first  sentence  of  subparagraph (a) of this
Section 9, in the event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company or of Coastal Banc ssb by means of a sale, merger or other reorganization, liquidation or otherwise, any Naked Right granted pursuant to subparagraph (a) of this Section 9 shall become immediately exercisable during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company or of Coastal Banc ssb and ending when the disposition of assets or stock contemplated by that agreement is terminated or the Naked Right is otherwise terminated in accordance with its provisions or the provisions of this S.A.R. Plan, whichever occurs first; provided, however, that no Naked Right shall be immediately exercisable under this subparagraph (d) on account of any agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation or otherwise where the stockholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity, whether the Company or some other entity, immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this subparagraph (d) is not consummated, but rather is terminated, cancelled or expires, the Naked Rights granted pursuant to subparagraph (a) of this Section 9 shall thereafter be treated as if that agreement had never been entered into.

     Notwithstanding the first sentence of subparagraph (a) of this Section 9, in the event of a change in control of the Company or threatened change in control of the Company as determined by a vote of not less than a majority of the Whole Board of Directors and a majority of the Continuing Directors of the Company, as such terms are defined in the Company's Articles of Incorporation, all Naked Rights granted prior to such change in control or threatened change of control shall become immediately exercisable. The term "control" for purposes of this Section shall refer to the acquisition (subsequent to the approval of the Program by the stockholders of the Company) of 10% or more of the voting securities of the Company by any person or by persons acting as a group within the meaning of Section 13(d) of the Exchange Act; provided, however, no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, 10% or more of the voting securities of the Company, the Whole Board of Directors of the Company shall have adopted by not less than a two-thirds vote a resolution specifically approving such acquisition or offer for the specific purpose of preventing the acceleration of the vesting of such Naked Rights. The term "person" for purposes of this paragraph refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

     (e)     Any  Naked  Rights  granted  pursuant  to  subparagraph (a) of this
Section 9 shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the Naked Right.

     (f) Shares of Common Stock shall not be issued with respect to any Naked Right granted under subparagraph (a) of this Section 9 unless the exercise of that Naked Right and the issuance and delivery of those shares pursuant to that exercise shall comply with all relevant provisions of state and federal law including, if applicable, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require an Employee to whom a right has been granted under subparagraph (a) of this Section 9 ("Right Holder") to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition or otherwise, that the shares are being acquired without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation. Further, each Right Holder shall consent to the imposition of a legend on any shares of Common Stock so acquired restricting their transferability as required by law or by this subparagraph (f).

     (g) Each Right Holder, if requested by the Program Administrators when a Naked Right is granted, must agree in writing as a condition of receiving his or her Naked Right, that he or she will remain in the employ of the Company, or any Subsidiary of the Company (or a corporation or a parent or Subsidiary of such corporation issuing or assuming a Naked Right), as the case may be, following the date of the granting of that Naked Right for a period specified by the Program Administrators, which period shall in no event exceed three years. Nothing in this Section 9 or in any Naked Right granted hereunder shall confer upon any Right Holder any right to continued employment by the Company, or any Subsidiary thereof, or limit in any way the right of the Company or any Subsidiary thereof at any time to terminate or alter the terms of that employment.

     (h) If a Right Holder ceases to be employed by the Company, or any Subsidiary thereof (or a corporation or a parent or Subsidiary of such corporation issuing or assuming a Naked Right), for any reason other than death, Disability or Retirement, his or her Naked Right shall immediately terminate; provided, however, that the Program Administrators may, at the time a Naked Right is granted, in their discretion, allow such Naked Right to be exercised to the extent exercisable on the date of termination of employment at any time within three months after the date of termination of employment, unless either the Naked Right or this Section 9 otherwise provides for earlier termination.

     (i) If a Right Holder becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Company of any Subsidiary thereof (or a corporation or a parent or Subsidiary of such corporation issuing or assuming a Naked Right) or ceases to be employed thereby due to Retirement, his or her Naked Rights may be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to Disability or Retirement, unless either the Naked Right or this Section 9 otherwise provides for earlier termination.

     (j) Except as otherwise limited by the Program Administrators at the time of the grant of a Naked Right, if a Right Holder dies while employed by the Company or any Subsidiary thereof (or a corporation or a parent or Subsidiary of such corporation issuing or assuming a Naked Right), or within three months after ceasing to be an Employee thereof, his or her Naked Right shall expire one year after the date of death unless by its term it expires sooner. During this one year or shorter period, the Naked Right may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Right Holder's Naked Rights shall pass by will or by the laws of descent and distribution, but only to the extent that the Right Holder is entitled to exercise the Naked Right at the date of death.

     (k) Naked Rights granted pursuant to the terms of this Section 9 may not be sold, pledged, hypothecated, assigned or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of a Right Holder only by that Right Holder.

     (l) All Naked Rights granted pursuant to the terms of this Section 9 shall be adjusted in the manner prescribed by Article 6 of the General Provisions of this Program.

                                   COASTAL BANCORP, INC.
                         1999 STOCK COMPENSATION PROGRAM

PLAN  IV  -  PERFORMANCE  SHARE  PLAN

     SECTION 1.  PURPOSE.  The purpose of this Coastal Bancorp, Inc. Performance
                 --------
Share Plan ("Performance Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant Performance Shares to help attract and retain superior personnel for positions of substantial responsibility with the Company and any Subsidiary and to provide key Employees with an additional incentive to contribute to the success of the Company. This Performance Plan is Part IV of the Coastal Bancorp, Inc. 1999 Stock Compensation Program.

     SECTION  2.  TERMS  AND  CONDITIONS.  The  Program Administrators may grant
                  -----------------------
Performance Shares to any Employee eligible under Article 4 of the General Provisions. Each Performance Share grant confers upon the recipient thereof the right to receive a specified number of shares of Common Stock of the Company contingent upon the achievement of specified performance objectives within a specified period. The Program Administrators shall specify the performance objective and the period of duration of the Performance Share grant at the time that such Performance Share is granted. Any Performance Shares granted under this Plan shall constitute an unfunded promise to make future payments to the affected Employee upon the completion of specified conditions. The grant of an opportunity to receive Performance Shares shall not entitle the affected Employee to any rights to specific fund(s) or assets of the Company, or any parent or Subsidiary thereof.

     SECTION 3.  CASH IN LIEU OF STOCK.  In lieu of some or all of the shares of
                 ----------------------
Common Stock earned by achievement of the specified performance objectives within the specified period, the Program Administrators may distribute cash in an amount equal to the Fair Market Value of the Common Stock at the time that the Employee achieves the performance objective within the specified period. Such Fair Market Value shall be determined by Article 15(i) of the General Provisions, on the business day next preceding the date of payment. The Program Administrators shall be authorized to make payment in shares of Common Stock only if Section 83 of the Code would apply to the transfer of Common Stock to the Employee.

     SECTION  4.  PERFORMANCE  OBJECTIVE  PERIOD.  The  duration  of  the period
                  -------------------------------
within which to achieve the performance objectives is to be determined by the Program Administrators. The period may not be less than one year nor more than five years from the date the performance share is granted.

     SECTION 5.  NON-TRANSFERABLE.  A participating Employee may not transfer or
                 -----------------
assign  a  performance  share.

     SECTION  6.  PERFORMANCE  SHARE  RIGHTS  UPON  DEATH  OR  TERMINATION  OF
                  ------------------------------------------------------------
EMPLOYMENT.  If  a  participating  Employee  dies or terminates service with the
         --
Company, or any Subsidiary thereof (or a corporation or a parent or Subsidiary of such corporation issuing or assuming a Performance Share in a transaction to which Section 424(a) of the Code applies,) prior to the expiration of the performance objective period, any Performance Shares granted to him or her during that period are terminated.


                     END OF 1999 STOCK COMPENSATION PROGRAM

                                  EXHIBIT 24.2

                                 CONSENT OF KPMG

KPMG

700  Louisiana                  Telephone   713  319  2000
Houston,  Texas  77002          Fax   713  319  2041







The  Board  of  Directors:
Coastal  Bancorp,  Inc.


We consent to incorporation by reference in the registration statement (No. 333-_____) on Form S-8 of Coastal Bancorp, Inc. of our report dated January 19, 1999, except as to note 6, which is as of February 11, 1999, relating to the consolidated statements of financial condition of Coastal Bancorp, Inc. and subsidiaries as of December 31, 1998, and 1997, and the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998, annual report on Form 10-K of Coastal Bancorp, Inc.




/s/   KPMG  LLP

Houston,  Texas
June  17,  1999